CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8:

File No. 333-43539 pertaining to the 1993 Incentive Stock Option Plan of Casella Waste Systems, Inc., File No. 333-43537 pertaining to the 1994 Nonstatutory Stock Option Plan of Casella Waste Systems, Inc., File No. 333-43541 pertaining to the 1996 Stock Option Plan of Casella Waste Systems, Inc., File No. 333-43635 pertaining to the 1997 Stock Incentive Plan of Casella Waste Systems, Inc., File No. 333-40267 pertaining to the 1997 Employee Stock Purchase Plan of Casella Waste Systems, Inc. and File No. 333-43543 pertaining to the 1997 Non-Employee Director Stock Option Plan of Casella Waste Systems, Inc.


                                                         /s/ Arthur Andersen LLP
                                                         -----------------------
                                                             Arthur Andersen LLP
Boston, Massachusetts
June 12, 1998